UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Spring Road

Suite 200

Oak Brook, Illinois 60523

(Address of principal executive offices) (Zip Code)

(630)634-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On October 22, 2021, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), completed the transactions contemplated by the definitive Agreement and Plan of Merger, dated as of July 18, 2021 (the “Merger Agreement”), by and among Kite Realty, KRG Oak, LLC (“Merger Sub”) and Retail Properties of America, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“RPAI”). Pursuant to the Merger Agreement, Kite Realty and RPAI combined through a merger of RPAI with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Kite Realty (the “Merger”). Immediately following the closing of the Merger, Merger Sub merged with and into Kite Realty Group, L.P., a Delaware limited partnership and the operating partnership of Kite Realty (“Kite Realty Operating Partnership”), so that all of the assets of Kite Realty continue to be owned at or below the Kite Realty Operating Partnership level.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of Class A common stock, par value $0.001 per share, of RPAI (“RPAI common stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.623 common shares of beneficial interest of Kite Realty, par value $0.01 per share (“Kite Realty common shares”), plus the right, if any, to receive cash in lieu of fractional Kite Realty common shares into which such shares of RPAI common stock would have been converted pursuant to the terms and subject to the conditions set forth in the Merger Agreement.

In addition, at the effective time of the Merger, holders of (i) options to purchase shares of RPAI common stock, (ii) certain awards of restricted shares of RPAI common stock (as scheduled in accordance with the Merger Agreement) and (iii) restricted stock units representing the right to vest in and be issued shares of RPAI common stock became entitled to receive cash and/or Kite Realty common shares in accordance with the terms of the Merger Agreement. Kite Realty assumed certain awards of restricted shares of RPAI common stock, which were converted into a number of awards of restricted Kite Realty common shares in accordance with the terms of the Merger Agreement.

Kite Realty issued 133.8 million Kite Realty common shares as consideration in the Merger. Based on the closing price of Kite Realty common shares on October 21, 2021, as reported on the New York Stock Exchange (the “NYSE”), the aggregate value of the Merger consideration paid or payable to former holders of RPAI common stock was approximately $2.8 billion.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to RPAI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger, RPAI notified the NYSE on October 22, 2021 that each share of RPAI common stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive the Merger consideration, and the NYSE will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the RPAI common stock in order to effect the delisting of the RPAI common stock from the NYSE. Such delisting will result in the termination of the registration of the RPAI common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kite Realty (as successor by merger to RPAI) intends to file a certificate on Form 15 requesting the deregistration of the RPAI common stock under Section 12(g) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 22, 2021, in connection with the Merger, Kite Realty Operating Partnership (as successor by merger to RPAI), as successor company, entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The Fourth Supplemental Indenture supplements that certain Indenture, dated as of March 12, 2015 (the “Base Indenture”), between RPAI, as issuer, and the Trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 12, 2015 (the “First Supplemental Indenture”), between RPAI and the Trustee, relating to RPAI’s 4.00% Senior Notes due 2025 (the “2025 Notes”), that certain Second Supplemental Indenture, dated as of July 21, 2020 (the “Second Supplemental Indenture”), between RPAI and the Trustee, relating to the 2025 Notes, and that certain Third Supplemental Indenture, dated as of August 25, 2020 (the “Third Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and as otherwise supplemented or modified from time to time, the “Indenture”), between RPAI and the Trustee, relating to RPAI’s 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”).

Pursuant to the terms of the Fourth Supplemental Indenture, Kite Realty Operating Partnership succeeded RPAI under the Indenture and as such will have all of the rights and privileges, be subject to and assume all of the obligations, duties, covenants and agreements, of RPAI, as issuer, under the Indenture and the Notes.

Item 5.01. Change in Control of Registrant.

The disclosure in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, RPAI ceased to exist and Merger Sub continued as the surviving entity and a wholly owned subsidiary of Kite Realty. Immediately following the closing of the Merger, Merger Sub merged with and into Kite Realty Operating Partnership, so that all of the assets of Kite Realty continue to be owned at or below the Kite Realty Operating Partnership level.

Item 5.02. Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as of the effective time of the Merger, all of the members of the board of directors of RPAI ceased serving as members of the board of directors of RPAI.

Also in connection with the consummation of the Merger and as of the effective time of the Merger, each of the individuals listed below ceased serving as an executive officer or officer of RPAI:

Steven P. Grimes	Chief Executive Officer
Shane G. Garrison	President and Chief Operating Officer
Julie M. Swinehart	Chief Financial Officer

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the effective time of the Merger, RPAI ceased to exist and Merger Sub continued as the surviving entity and a wholly owned subsidiary of Kite Realty. Immediately following the closing of the Merger, Merger Sub merged with and into Kite Realty Operating Partnership, so that all of the assets of Kite Realty continue to be owned at or below the Kite Realty Operating Partnership level.

Item 8.01. Other Events.

On October 22, 2021, Kite Realty issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 18, 2021, by and among Kite Realty Group Trust, KRG Oak, LLC and Retail Properties of America, Inc. (incorporated by reference to Exhibit 2.1 to Retail Properties of America, Inc.’s Form 8-K filed on July 19, 2021)
99.1	Press release, dated October 22, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP, L.P. (as successor by merger to Retail Properties of America, Inc.)
By:	Kite Realty Group Trust, its sole general partner

Date: October 22, 2021	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer